Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "BACTERIN INTERNATIONAL HOLDINGS, INC." AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE EIGHTH DAY OF AUGUST, A.D. 2006, AT 4:16 O'CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE TWELFTH DAY OF JANUARY, A.D. 2009, AT 2:53 O'CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE EIGHTH DAY OF APRIL, A.D. 2009, AT 2:51 O'CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "K-KITZ, INCORPORATED" TO "BACTERIN INTERNATIONAL HOLDINGS, INC.", FILED THE TWENTY-NINTH DAY OF JUNE, A.D. 2010, AT 3:30 O'CLOCK P.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE TWENTY-THIRD DAY OF SEPTEMBER, A.D. 2010, AT 12:54 O'CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE ELEVENTH DAY OF JULY, A.D. 2011, AT 2 O'CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE

Jeffrey W. Bullock, Secretary of State

4202199 8100H

110823649

AUTHENTICATION: 8903020

DATE: 07-14-11

AFORESAID CORPORATION, "BACTERIN INTERNATIONAL HOLDINGS, INC.".

Jeffrey W. Bullock, Secretary of State

4202199 8100H

AUTHENTICATION: 8903020

110823649

DATE: 07-14-11

STATE OF DELAWARE
CERTIFICATE OF INCORPORATION
A STOCK CORPORATION

The name of this Corporation is K-KITZ, INCORPORATED.

Its registered office in the State of Delaware is to be located at:

37046 Teal Ct
Selbyville, DE 19975
Sussex County

The registered agent in charge thereof is Ms. Jennifer Hill.

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

The amount of the total stock of this corporation is authorized to issue is:

Common Stock:	One Billion Shares (1,000,000,000) with a par value of \$0.000001 US.
Preferred Stock:	Twenty Million Shares (20,000,000) with a par value of \$0.000001 US.

The name and mailing address of the incorporator are as follows:

Mr. Kevin Lynch
1982 Heathcliff Drive 1B
Columbus, OH 43209

I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 3rd day of August, A.D. 2006.

BY: [signature]
(Incorporator)

Name: Kevin A. Lynch

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:16 PM 08/08/2006
FILED 04:16 PM 08/08/2006
SRV 060742832 - 4202199 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
TO ARTICLES OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That in a meeting of Incorporators of K-Kitz, Incorporated, resolutions were unanimously adopted by the Incorporators setting forth an amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable.

The resolution setting forth the amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "Fourth" so that, as amended, said Article shall be and read as follows:

The total number of shares of all classes of stock which the Corporation shall have authority to issue:

COMMON STOCK:	Ninety Five Million (95,000,000) with a par value of $0.000001 (USD)
PREFERRED STOCK:	Five Million (5,000,000) with a par value of $0.000001 (USD)

SECOND: K-Kitz, Incorporated certifies that the corporation has not received any payment for any of its stock and that the amendment has been duly adopted in accordance with Section 241 of the General Corporation Law of the State of Delaware, and shall be executed, acknowledged and filed in accordance with Section 103 of this title.

IN WITNESS WHEREOF, the facts herein stated are true and I have accordingly hereunto set my hand this 19th day of December, 2008.

By: ____________________
Name: Kevin A. Lynch, Incorporator

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:53 PM 01/12/2009
FILED 02:53 PM 01/12/2009
SRV 090025594 - 4202199 FILE

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:51 PM 04/08/2009
FILED 02:51 PM 04/08/2009
SRV 090346628 - 4202199 FILE

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

K-KITZ, INCORPORATED
(a Delaware Corporation)

The undersigned, Jennifer H. Jarvis, hereby certifies that:

1. She is the President, Chief Executive Officer and Chief Financial Officer of K-Kitz, Incorporated (the "Corporation"), a Delaware corporation, and is duly authorized by the unanimous written consent of the Board of Directors of the Corporation to execute this instrument.

2. The name of the Corporation is "K-Kitz, Incorporated." The Corporation filed its Certificate of Incorporation with the Secretary of State of the State of Delaware on August 8, 2006.

3. This Certificate of Amendment of the Certificate of Incorporation was duly approved by the Corporation's Board of Directors and duly adopted by written consent of the stockholders of the Corporation in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

4. The fifth paragraph of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

The total number of shares of all classes of stock which the Corporation shall have authority to issue:

COMMON STOCK:	Ninety Five Million (95,000,000) with a par value of \$0.000001 (USD)
PREFERRED STOCK:	Five Million (5,000,000) with a par value of \$0.000001 (USD)

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

5. The following additional paragraphs are hereby added to the Certificate of Incorporation of the Corporation, to read as follows:

The Board of Directors is expressly authorized to adopt, amend or repeal the by-laws of the Corporation.

Elections of directors need not be by written ballot unless the by-laws of the Corporation shall otherwise provide.

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of Delaware is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware as so amended. Any repeal or modification of this paragraph by the stockholders of the Corporation or otherwise shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Certificate of Incorporation to be executed as of the 19th day of December 2008.

By: /s/Jennifer H. Jarvis
Jennifer H. Jarvis
President, Chief Executive Officer and Chief Financial Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:30 PM 06/29/2010
FILED 03:30 PM 06/29/2010
SRV 100701013 - 4202199 FILE

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
K-KITZ, INCORPORATED

The undersigned, Jennifer Jarvis, does hereby certify as follows:

1. She is the President, Chief Executive Officer and Chief Financial Officer of K-Kitz, Incorporated, a Delaware corporation (the "Corporation"), and is duly authorized by the written consent of the Board of Directors of the Corporation to execute this instrument.

2. This Certificate of Amendment to the Certificate of Incorporation was duly approved by the Corporation's Board of Directors, in accordance with the applicable provisions of Section 141 and 242 of the General Corporation Law of the State of Delaware, and duly adopted by written consent of the holder of a majority of the outstanding shares of common stock of the corporation, in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

3. The first paragraph of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

"The name of this Corporation is BACTERIN INTERNATIONAL HOLDINGS, INC."

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Certificate of Incorporation as of the 24th day of May, 2010.

/s/ Jennifer Jarvis
Name: Jennifer Jarvis
Title: President and Chief Executive Officer and Chief Financial Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:57 PM 09/23/2010
FILED 12:54 PM 09/23/2010
SRV 100934590 - 4202199 FILE

STATE OF DELAWARE
CERTIFICATE OF CHANGE
OF REGISTERED AGENT AND/OR
REGISTERED OFFICE

The Board of Directors of Bacterin International Holdings, Inc, a Delaware Corporation, on this 23rd day of September, A.D. 2010, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is 2711 Centerville Road, Suite 400 Street, in the City of Wilmington, County of New Castle Zip Code 19808.

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is Corporation Service Company.

The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 23rd day of September, A.D., 2010.

By: [signature]
Authorized Officer

Name: Guy Cook
Print or Type

Title: CEO

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:18 PM 07/11/2011
FILED 02:00 PM 07/11/2011
SRV 110807823 - 4202199 FILE

CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF BACTERIN INTERNATIONAL HOLDINGS, INC.

(Pursuant to Section 242 of the General Corporation Law of Delaware)

Bacterin International Holdings, Inc. a corporation organized and existing under the laws of the state of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

FIRST: The Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), is hereby amended to authorize the classification of the Board of Directors of the Corporation into three classes with staggered terms.

SECOND: The Certificate of Incorporation is hereby amended to add the following new Paragraph 7 :

"The affairs of the corporation shall be governed by a Board of Directors. The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in the by-laws. Election of directors need not be by ballot unless the by-laws so provide. Commencing with the annual meeting of stockholders on July 8, 2011, directors shall be divided into three classes, as nearly equal in number as possible, designated as Class I, Class II and Class III. The initial term of office of the Class I directors shall expire on the date of the 2012 annual meeting of stockholders, the initial term of office of the Class II directors shall expire on the date of the 2013 annual meeting of stockholders, and the initial term of office of the Class III directors shall expire on the date of the 2014 annual meeting of stockholders. At each annual meeting of stockholders following such classification and division of the members of the Board of Directors, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, so that the term of office of one class of directors shall expire in each year. Each director shall hold office until the expiration of such director's term of office and until such director's successor shall have been elected and qualified, or until such director's earlier resignation, removal or death. In case of any increase or decrease, from time to time, in the number of directors constituting the whole Board of Directors, the number of directors in each class shall be determined by action of the Board of Directors. A director elected by the remainder of the Board of Directors to fill a vacancy shall hold office for the remainder of the term of the predecessor director and until such director's successor has been elected and qualified, or until such director's earlier resignation, removal or death."

THIRD: The vote by which the stockholders holding shares in the Corporation entitling them to exercise at least a majority of the voting power have voted in favor of the amendment on July 8, 2011.

IN WITNESS WHEREOF, this amendment is executed of of July 8, 2011.

BACTERIN INTERNATIONAL HOLDINGS, INC.

By: /s/ Guy S. Cook
Name: Guy S. Cook
Title: President and Chief Executive Officer